Exhibit 99.1
For Immediate Release

Investar Holding Corporation Announces 2018 Second Quarter Results

BATON ROUGE, LA (July 25, 2018) – Investar Holding Corporation (NASDAQ: ISTR) (the “Company”), the holding company for Investar Bank (the “Bank”), today announced financial results for the quarter ended June 30, 2018. The Company reported record net income of $3.8 million, or $0.39 per diluted common share, for the second quarter of 2018, compared to $2.4 million, or $0.25 per diluted common share, for the quarter ended March 31, 2018, and $1.9 million, or $0.22 per diluted common share, for the quarter ended June 30, 2017.

On a non-GAAP basis, core earnings per diluted common share for the second and first quarters of 2018 were $0.40, compared to $0.22 for the quarter ended June 30, 2017, respectively. Core earnings exclude certain non-operating items including, but not limited to, acquisition expense, tax reform related re-measurement charges, and non-routine legal charges related to acquired loans (refer to the Reconciliation of Non-GAAP Financial Measures table for a reconciliation of GAAP to non-GAAP metrics).
Investar Holding Corporation President and Chief Executive Officer John D’Angelo said:
“This was a solid quarter of positive performance for Investar. Net income has grown 98% to a record $3.8 million compared to the same quarter last year. Our net interest margin remains stable at 3.70% for the first two quarters of 2018 and our deposit mix continues to improve as we continue to grow noninterest-bearing deposits. Total loan growth was 8.4% on an annualized basis, and most of the growth came in our commercial and industrial and commercial real estate portfolios. We also experienced positive asset quality trends across the portfolio with decreases in nonperforming loans and net charge-offs and improvements in both return on assets and efficiency ratios. With both 2017 acquisitions fully integrated in the first quarter of 2018, we are continuing to focus on achieving synergies through efficient operations.
In the second quarter, we continued to expand our Investar family with the addition of five experienced lenders focused on growing our commercial business relationships. We look forward to the knowledge and experience brought to Investar by these team members.”
Second Quarter Highlights

•
Total revenues, or interest and noninterest income, for the quarter ended June 30, 2018 totaled $19.2 million, an increase of $1.0 million, or 5.2%, compared to the quarter ended March 31, 2018, and an increase of $6.6 million, or 51.9%, compared to the quarter ended June 30, 2017.

•	Total loans increased $27.4 million, or 2.1% (8.4% annualized), to $1.30 billion at June 30, 2018, compared to $1.27 billion at March 31, 2018.

•
The business lending portfolio, which consists of loans secured by owner-occupied commercial real estate properties and commercial and industrial loans, was $432.9 million at June 30, 2018, an increase of $22.7 million, or 5.5%, compared to the business lending portfolio of $410.2 million at March 31, 2018, and an increase of $148.8 million, or 52.4%, compared to the business lending portfolio of $284.1 million at June 30, 2017.

•	Nonperforming loans to total loans decreased to 0.33%, compared to 0.44% at March 31, 2018.

•	Deposit mix has improved with noninterest-bearing deposits now representing 18.1% of total deposits compared to 14.6% at June 30, 2017.

•	Net interest margin remained stable at 3.70% for both quarters ended June 30, 2018 and March 31, 2018, compared to 3.28% for the quarter ended June 30, 2017.

•	Return on assets improved to 0.93% for the quarter ended June 30, 2018 compared to 0.60% for the quarter ended March 31, 2018 and 0.64% for the quarter ended June 30, 2017.

•	Efficiency ratio improved to 65.49% for the quarter ended June 30, 2018, compared to 70.74% for the quarter ended March 31, 2018 and 68.57% for the quarter ended June 30, 2017.

Loans
Total loans were $1.3 billion at June 30, 2018, an increase of $27.4 million, or 2.1%, compared to March 31, 2018, and an increase of $367.4 million, or 39.4%, compared to June 30, 2017. Compared to the first quarter of 2018, we experienced the majority of our second quarter loan growth in the commercial real estate and commercial and industrial portfolios as we remain focused on relationship banking and growing our commercial loan portfolio. Loan balances after June 30, 2017 reflect our acquisitions of Citizens Bancshares, Inc. (“Citizens”) and BOJ Bancshares, Inc. (“BOJ”) which occurred later in 2017.
The following table sets forth the composition of the total loan portfolio as of the dates indicated (dollars in thousands).

				Linked Quarter Change		Year/Year Change		Percentage of Total Loans
	6/30/2018	3/31/2018	6/30/2017	$	%	$	%	6/30/2018	6/30/2017
Mortgage loans on real estate
Construction and development	$165,395	$162,337	$109,627	$3,058	1.9%	$55,768	50.9%	12.7%	11.8%
1-4 Family	280,335	277,978	177,979	2,357	0.8	102,356	57.5	21.6	19.1
Multifamily	48,838	54,504	46,109	(5,666)	(10.4)	2,729	5.9	3.8	4.9
Farmland	20,144	20,725	8,006	(581)	(2.8)	12,138	151.6	1.5	0.9
Commercial real estate
Owner-occupied	287,320	274,216	185,226	13,104	4.8	102,094	55.1	22.1	19.8
Nonowner-occupied	292,946	279,939	223,297	13,007	4.6	69,649	31.2	22.5	23.9
Commercial and industrial	145,554	135,965	98,837	9,589	7.1	46,717	47.3	11.2	10.6
Consumer	59,779	67,286	83,879	(7,507)	(11.2)	(24,100)	(28.7)	4.6	9.0
Total loans	$1,300,311	$1,272,950	$932,960	$27,361	2.1%	$367,351	39.4%	100%	100%
At June 30, 2018, the Company’s total business lending portfolio, which consists of loans secured by owner-occupied commercial real estate properties and commercial and industrial loans, was $432.9 million, an increase of $22.7 million, or 5.5%, compared to the business lending portfolio of $410.2 million at March 31, 2018, and an increase of $148.8 million, or 52.4%, compared to the business lending portfolio of $284.1 million at June 30, 2017.
Construction and development loans were $165.4 million at June 30, 2018, an increase of $3.1 million, or 1.9%, compared to $162.3 million at March 31, 2018, and an increase of $55.8 million, or 50.9%, compared to $109.6 million at June 30, 2017. The increase in the construction and development portfolio at June 30, 2018 is primarily a result of organic growth in the Company’s Baton Rouge market where our lenders have great experience and long-standing relationships with local developers. At June 30, 2018, the construction and development portfolio included $22.9 million of loans acquired from Citizens and BOJ in 2017.
Consumer loans, including indirect auto loans of $42.1 million, totaled $59.8 million at June 30, 2018, a decrease of $7.5 million, or 11.2%, compared to $67.3 million, including indirect auto loans of $48.8 million, at March 31, 2018, and a decrease of $24.1 million, or 28.7%, compared to $83.9 million, including indirect auto loans of $70.8 million, at June 30, 2017. The decrease in consumer loans is mainly attributable to the scheduled paydowns of this portfolio and is consistent with our business strategy.
Credit Quality
Nonperforming loans were $4.2 million, or 0.33% of total loans, at June 30, 2018, a decrease of $1.3 million compared to $5.5 million, or 0.44% of total loans, at March 31, 2018, and an increase of $3.0 million compared to $1.2 million, or 0.13% of total loans, at June 30, 2017. Included in nonperforming loans are loans acquired in 2017 with a balance of $2.6 million at June 30, 2018, which is the primary reason for the increase in nonperforming loans compared to June 30, 2017.
The allowance for loan losses was $8.5 million, or 199.04% and 0.65% of nonperforming and total loans, respectively, at June 30, 2018, compared to $8.1 million, or 146.78% and 0.64%, respectively, at March 31, 2018, and $7.3 million, or 627.63% and 0.78%, respectively, at June 30, 2017. As a result of the acquisitions of Citizens and BOJ in 2017, the Company is holding acquired loans that are carried net of a fair value adjustment for credit and interest rate marks and are only included in the allowance calculation to the extent that the reserve requirement exceeds the remaining fair value adjustment.
The provision for loan losses was $0.6 million for the quarters ended June 30, 2018 and March 31, 2018 and $0.4 million for the quarter ended June 30, 2017.

Deposits
Total deposits at June 30, 2018 were $1.2 billion, an increase of $4.3 million, or 0.3%, compared to March 31, 2018, and an increase of $336.1 million, or 37.6%, compared to June 30, 2017.

The following table sets forth the composition of deposits as of the dates indicated (dollars in thousands).

				Linked Quarter Change		Year/Year Change		Percentage of Total Deposits
	6/30/2018	3/31/2018	6/30/2017	$	%	$	%	6/30/2018	6/30/2017
Noninterest-bearing demand deposits	$222,570	$221,855	$130,625	$715	0.3%	$91,945	70.4%	18.1%	14.6%
NOW accounts	231,987	228,269	171,244	3,718	1.6	60,743	35.5	18.8	19.1
Money market deposit accounts	151,510	145,627	143,957	5,883	4.0	7,553	5.2	12.3	16.1
Savings accounts	117,649	124,589	50,945	(6,940)	(5.6)	66,704	130.9	9.6	5.7
Time deposits	507,214	506,332	398,054	882	0.2	109,160	27.4	41.2	44.5
Total deposits	$1,230,930	$1,226,672	$894,825	$4,258	0.3%	$336,105	37.6%	100.0%	100.0%
As we continue to focus on relationship banking and growing our commercial relationships, we continue to improve our deposit mix with growth in noninterest-bearing demand deposits and a decrease in time deposits as a percentage of total deposits.
Net Interest Income
Net interest income for the second quarter of 2018 totaled $14.3 million, an increase of $0.5 million, or 3.3%, compared to the first quarter of 2018, and an increase of $5.0 million, or 54.0%, compared to the second quarter of 2017. Included in net interest income for the quarters ended June 30, 2018 and March 31, 2018 is $0.5 million and $0.7 million, respectively, of interest income accretion from the acquisition of loans. Also included in net interest income for the quarters ended June 30, 2018 and June 30, 2017 is an interest recovery of $0.2 million and $0.1 million, respectively, on acquired loans.
The increase in net interest income was primarily driven by growth in loan and securities balances partially offset by an increase in interest expense as we funded the increase in interest-earning assets with increased borrowings. Net interest income for the second quarter of 2018 increased $4.4 million and $1.8 million due to increases in the volume and yield, respectively, of interest-earning assets. These increases were slightly offset by a decrease of $1.2 million due to an increase in the volume of interest-bearing liabilities compared to the second quarter of 2017. While we did experience loan growth in the second quarter of 2018, several loans were recorded in the latter part of the quarter, and therefore, we did not recognize a full quarter of interest on these loans, but recorded a related allowance for loan losses through the provision for loan losses.
The Company’s net interest margin was 3.70% for the quarters ended June 30, 2018 and March 31, 2018 compared to 3.28% for the quarter ended June 30, 2017. The yield on interest-earning assets was 4.65% for the quarter ended June 30, 2018 compared to 4.59% for the quarter ended March 31, 2018 and 4.18% for the quarter ended June 30, 2017. The increase in net interest margin at June 30, 2018 compared to June 30, 2017 was driven by an increase in interest-earning assets and the yields earned on those assets as well as interest accretion on acquired loans, partially offset by an increase in the cost of funds required to fund the increase in assets.
Exclusive of the interest income accretion from the acquisition of loans, discussed above, as well as the $0.2 million and $0.1 million interest recoveries in the quarters ended June 30, 2018 and June 30, 2017, respectively, net interest margin would have been 3.51% for the quarter ended June 30, 2018 compared to 3.52% for the quarter ended March 31, 2018 and 3.23% for the quarter ended June 30, 2017, while the yield on interest-earning assets would have been 4.46% at June 30, 2018 compared to 4.41% and 4.13% for the quarters ended March 31, 2018 and June 30, 2017, respectively.
The cost of deposits increased six basis points to 0.97% for the quarter ended June 30, 2018 compared to 0.91% for the quarter ended March 31, 2018 and decreased one basis point compared to 0.98% at June 30, 2017. The increase in the cost of deposits compared to the quarter ended March 31, 2018 reflects the increased rates offered for our interest-bearing demand deposits and time deposits to remain competitive in our market in a rising interest rate environment. The overall costs of funds for the quarter ended June 30, 2018 increased nine basis points to 1.19% compared to 1.10% for both the quarters ended March 31, 2018 and June 30, 2017. The increase in the cost of funds at June 30, 2018 compared to March 31, 2018 and June 30, 2017 is mainly a result of an increase in the cost of borrowed funds used to finance loan and investment activity.

Noninterest Income
Noninterest income for the second quarter of 2018 totaled $1.2 million, an increase of $0.1 million, or 11.3%, compared to the first quarter of 2018, and an increase of $0.4 million, or 48.9%, compared to the second quarter of 2017. The increase in noninterest income compared to the quarter ended March 31, 2018 is mainly attributable to increases in other operating income. Other operating income includes, among other things, interchange fees, various operations fees, and income recognized on certain equity method investments. The increase in noninterest income compared to the quarter ended June 30, 2017 is mainly attributable to increases in other operating income and service charges on deposit accounts.
Noninterest Expense
Noninterest expense for the second quarter of 2018 totaled $10.2 million, a decrease of $0.4 million, or 3.8%, compared to the first quarter of 2018, and an increase of $3.2 million, or 46.7%, compared to the second quarter of 2017. The decrease in noninterest expense compared to the first quarter is mainly attributable to the $1.1 million decrease in acquisition expenses that was partially offset by $0.4 million and $0.3 million increases in salaries and employee benefits and other operating expenses, respectively.
The increase in salaries and employee benefits compared to the first quarter can be attributed to the hiring of five additional lenders and their related support staff. In addition, we realized unfavorable health care claims experience resulting in approximately $140,000 in excess health care costs in the quarter that we do not anticipate in future quarters.
The increase in other operating expenses compared to the first quarter includes approximately $89,000 in non-routine legal expenses associated with acquired loans.
The increase in noninterest expense compared to the quarter ended June 30, 2017 is mainly attributable to the increases in both salaries and employee benefits and other operating expenses. The increase in salaries and employee benefits is mainly a result of the increase in employees following the Citizens and BOJ acquisitions which occurred on July 1, 2017 and December 1, 2017, respectively, as well as the addition of lenders and support staff throughout our market in 2018. Full-time equivalent employees increased by 112, or 71%, at June 30, 2018 compared to June 30, 2017.
Staffing Optimization Plan
Subsequent to the end of the second quarter, as part of a staffing optimization plan focused on the operations of our recent acquisitions, we reduced staffing resulting in annual savings of approximately $0.7 million. We expect to recognize severance costs of approximately $0.2 million in the third quarter of 2018. We continue to focus on cost containment and deploying resources in the most efficient manner.
Taxes
The Company recorded income tax expense of $1.0 million for the quarter ended June 30, 2018, which equates to an effective tax rate of 20.2%, a decrease from the effective tax rate of 35.8% and 31.3% for the quarters ended March 31, 2018 and June 30, 2017, respectively. The income tax expense for the quarter ended March 31, 2018 includes charges of $0.6 million as a result of the revaluation of the Company’s deferred tax assets and liabilities required following the enactment of the Tax Cuts and Jobs Act. Management expects the Company’s effective tax rate to approximate 20% for the remainder of 2018, mainly as a result of the Tax Cuts and Jobs Act.
Basic Earnings Per Share and Diluted Earnings Per Common Share
The Company reported both basic and diluted earnings per common share of $0.39 for the quarter ended June 30, 2018, an increase of $0.14 and $0.17 compared to basic and diluted earnings per common share of $0.25 and $0.22 for the quarters ended March 31, 2018 and June 30, 2017, respectively.
About Investar Holding Corporation
Investar Holding Corporation, headquartered in Baton Rouge, Louisiana, provides full banking services, excluding trust services, through its wholly-owned banking subsidiary, Investar Bank, a state chartered bank. The Company’s primary market is South Louisiana and it currently operates 20 full service banking offices located throughout its market. At June 30, 2018, the Company had 269 full-time equivalent employees.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America, or GAAP. These measures and ratios include “tangible common equity,” “tangible assets,” “tangible equity to tangible assets,” “tangible book value per common share,” “core noninterest income,” “core earnings before noninterest expense,” “core noninterest expense,” “core earnings before income tax expense,” “core income tax expense,” “core earnings,” “core efficiency ratio,” “core return on average assets,” “core return on average equity,” “core basic earnings per share,” and “core diluted earnings per share.” Management believes these non-GAAP financial measures provide information useful to investors in understanding the Company’s financial results, and the Company believes that its presentation, together with the accompanying reconciliations, provide a more complete understanding of factors and trends affecting the Company’s business and allow investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and the Company strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. A reconciliation of the non-GAAP financial measures disclosed in this press release to the comparable GAAP financial measures is included at the end of the financial statement tables.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. These factors include, but are not limited to, the following, any one or more of which could materially affect the outcome of future events:

•	business and economic conditions generally and in the financial services industry in particular, whether nationally, regionally or in the markets in which we operate;

•	our ability to achieve organic loan and deposit growth, and the composition of that growth;

•	changes (or the lack of changes) in interest rates, yield curves and interest rate spread relationships that affect our loan and deposit pricing;

•	the extent of continuing client demand for the high level of personalized service that is a key element of our banking approach as well as our ability to execute our strategy generally;

•	our dependence on our management team, and our ability to attract and retain qualified personnel;

•	changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers;

•	inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates;

•	the concentration of our business within our geographic areas of operation in Louisiana; and

•	concentration of credit exposure.

In addition, forward-looking statements and estimates regarding the effects of the Tax Cuts and Jobs Act are based on our current interpretation of this legislation and may change as a result of additional implementation guidance, changes in assumptions, potential future refinements of or revisions to calculations and completion of the Company’s 2017 consolidated tax return.

These factors should not be construed as exhaustive. Additional information on these and other risk factors can be found in Item 1A. “Risk Factors” and in the “Special Note Regarding Forward-Looking Statements” in Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

For further information contact:
Investar Holding Corporation
Chris Hufft
Chief Financial Officer
(225) 227-2215
Chris.Hufft@investarbank.com

INVESTAR HOLDING CORPORATION
SUMMARY FINANCIAL INFORMATION
(Amounts in thousands, except share data)
(Unaudited)

	As of and for the three months ended
	6/30/2018	3/31/2018	6/30/2017	Linked Quarter	Year/Year
EARNINGS DATA
Total interest income	$18,009	$17,178	$11,844	4.8%	52.1%
Total interest expense	3,689	3,320	2,542	11.1	45.1
Net interest income	14,320	13,858	9,302	3.3	53.9
Provision for loan losses	567	625	375	(9.3)	51.2
Total noninterest income	1,193	1,072	801	11.3	48.9
Total noninterest expense	10,160	10,562	6,928	(3.8)	46.7
Income before income taxes	4,786	3,743	2,800	27.9	70.9
Income tax expense	966	1,341	877	(28.0)	10.1
Net income	$3,820	$2,402	$1,923	59.0	98.6

AVERAGE BALANCE SHEET DATA
Total assets	$1,655,709	$1,629,277	$1,198,878	1.6%	38.1%
Total interest-earning assets	1,553,813	1,518,425	1,137,752	2.3	36.6
Total loans	1,269,894	1,261,047	914,265	0.7	38.9
Total interest-bearing deposits	1,001,037	1,002,655	745,647	(0.2)	34.3
Total interest-bearing liabilities	1,247,695	1,228,942	922,780	1.5	35.2
Total deposits	1,223,441	1,219,482	862,361	0.3	41.9
Total stockholders’ equity	175,801	173,467	149,713	1.3	17.4

PER SHARE DATA
Earnings:
Basic earnings per share	$0.39	$0.25	$0.22	56.0%	77.3%
Diluted earnings per share	0.39	0.25	0.22	56.0	77.3
Core Earnings(1):
Core basic earnings per share(1)	0.40	0.40	0.22	—	81.8
Core diluted earnings per share(1)	0.40	0.40	0.22	—	81.8
Book value per share	18.50	18.22	17.11	1.5	8.1
Tangible book value per share(1)	16.42	16.11	16.74	1.9	(1.9)
Common shares outstanding	9,581,034	9,517,328	8,815,119	0.7	8.7
Weighted average common shares outstanding - basic	9,588,873	9,513,332	8,685,980	0.8	10.4
Weighted average common shares outstanding - diluted	9,648,021	9,609,603	8,780,628	0.4	9.9

PERFORMANCE RATIOS
Return on average assets	0.93%	0.60%	0.64%	55.0%	45.3%
Core return on average assets(1)	0.94	0.95	0.64	(1.1)	46.9
Return on average equity	8.72	5.62	5.15	55.2	69.3
Core return on average equity(1)	8.85	8.90	5.11	(0.6)	73.2
Net interest margin	3.70	3.70	3.28	—	12.8
Net interest income to average assets	3.47	3.45	3.11	0.6	11.6
Noninterest expense to average assets	2.46	2.63	2.32	(6.5)	6.0
Efficiency ratio(2)	65.49	70.74	68.57	(7.4)	(4.5)
Core efficiency ratio(1)	64.99	63.73	68.46	2.0	(5.1)
Dividend payout ratio	10.01	13.86	9.94	(27.8)	0.7
Net charge-offs to average loans	0.02	0.03	0.03	(33.3)	(33.3)

(1) Non-GAAP financial measure. See reconciliation.
(2) Efficiency ratio represents noninterest expenses divided by the sum of net interest income (before provision for loan losses) and noninterest income.

INVESTAR HOLDING CORPORATION
SUMMARY FINANCIAL INFORMATION
(Amounts in thousands, except share data)
(Unaudited)

	As of and for the three months ended
	6/30/2018	3/31/2018	6/30/2017	Linked Quarter	Year/Year
ASSET QUALITY RATIOS
Nonperforming assets to total assets	0.50%	0.60%	0.41%	(16.7)%	22.0%
Nonperforming loans to total loans	0.33	0.44	0.13	(25.0)	153.8
Allowance for loan losses to total loans	0.65	0.64	0.78	1.6	(16.7)
Allowance for loan losses to nonperforming loans	199.04	146.78	627.63	35.6	(68.3)

CAPITAL RATIOS
Investar Holding Corporation:
Total equity to total assets	10.44%	10.55%	12.30%	(1.0)%	(15.1)%
Tangible equity to tangible assets(1)	9.38	9.44	12.07	(0.6)	(22.3)
Tier 1 leverage ratio	10.22	10.11	12.71	1.1	(19.6)
Common equity tier 1 capital ratio(2)	11.64	11.67	14.41	(0.3)	(19.2)
Tier 1 capital ratio(2)	12.11	12.16	14.75	(0.4)	(17.9)
Total capital ratio(2)	14.04	14.12	17.22	(0.6)	(18.5)
Investar Bank:
Tier 1 leverage ratio	11.14	11.06	13.96	0.7	(20.2)
Common equity tier 1 capital ratio(2)	13.21	13.31	16.20	(0.8)	(18.5)
Tier 1 capital ratio(2)	13.21	13.31	16.20	(0.8)	(18.5)
Total capital ratio(2)	13.82	13.92	16.91	(0.7)	(18.3)

(1) Non-GAAP financial measure. See reconciliation.
(2) Estimated for June 30, 2018.

INVESTAR HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)
(Unaudited)

	June 30, 2018	March 31, 2018	June 30, 2017
ASSETS
Cash and due from banks	$21,338	$13,409	$11,720
Interest-bearing balances due from other banks	13,483	7,623	23,238
Federal funds sold	10	70	3
Cash and cash equivalents	34,831	21,102	34,961

Available for sale securities at fair value (amortized cost of $247,317, $236,225, and $185,121, respectively)	241,587	231,448	183,584
Held to maturity securities at amortized cost (estimated fair value of $17,064, $17,479, and $19,418, respectively)	17,299	17,727	19,460
Loans, net of allowance for loan losses of $8,451, $8,130, and $7,320, respectively	1,291,860	1,264,820	925,640
Other equity securities	13,095	11,573	7,025
Bank premises and equipment, net of accumulated depreciation of $8,805, $8,300, and $7,497, respectively	39,253	38,091	31,510
Other real estate owned, net	4,225	4,266	3,830
Accrued interest receivable	4,842	4,707	3,197
Deferred tax asset	1,429	1,496	2,343
Goodwill and other intangible assets, net	19,952	20,141	3,213
Bank-owned life insurance	23,543	23,382	7,297
Other assets	5,555	5,435	3,466
Total assets	$1,697,471	$1,644,188	$1,225,526

LIABILITIES
Deposits
Noninterest-bearing	$222,570	$221,855	$130,625
Interest-bearing	1,008,360	1,004,817	764,200
Total deposits	1,230,930	1,226,672	894,825
Advances from Federal Home Loan Bank	237,075	187,066	109,285
Repurchase agreements	16,752	21,053	36,745
Subordinated debt	18,191	18,180	18,145
Junior subordinated debt	5,819	5,806	3,609
Accrued taxes and other liabilities	11,474	11,981	12,121
Total liabilities	1,520,241	1,470,758	1,074,730

STOCKHOLDERS’ EQUITY
Preferred stock, no par value per share; 5,000,000 shares authorized	—	—	—
Common stock, $1.00 par value per share; 40,000,000 shares authorized; 9,581,034, 9,517,328, and 8,815,119 shares outstanding, respectively	9,581	9,517	8,815
Surplus	132,166	131,179	113,246
Retained earnings	39,258	35,829	29,644
Accumulated other comprehensive loss	(3,775)	(3,095)	(909)
Total stockholders’ equity	177,230	173,430	150,796
Total liabilities and stockholders’ equity	$1,697,471	$1,644,188	$1,225,526

INVESTAR HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except share data)
(Unaudited)

	For the three months ended			For the six months ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
INTEREST INCOME
Interest and fees on loans	$16,223	$15,626	$10,559	$31,849	$20,563
Interest on investment securities	1,644	1,459	1,199	3,103	2,228
Other interest income	142	93	86	235	146
Total interest income	18,009	17,178	11,844	35,187	22,937

INTEREST EXPENSE
Interest on deposits	2,426	2,253	1,827	4,679	3,680
Interest on borrowings	1,263	1,067	715	2,330	1,095
Total interest expense	3,689	3,320	2,542	7,009	4,775
Net interest income	14,320	13,858	9,302	28,178	18,162

Provision for loan losses	567	625	375	1,192	725
Net interest income after provision for loan losses	13,753	13,233	8,927	26,986	17,437

NONINTEREST INCOME
Service charges on deposit accounts	327	359	96	686	193
Gain on sale of investment securities, net	22	—	109	22	215
(Loss) gain on sale of fixed assets, net	(1)	90	1	89	24
Loss on sale of other real estate owned, net	(4)	—	(10)	(4)	(5)
Servicing fees and fee income on serviced loans	253	288	378	541	801
Other operating income	596	335	227	931	458
Total noninterest income	1,193	1,072	801	2,265	1,686
Income before noninterest expense	14,946	14,305	9,728	29,251	19,123

NONINTEREST EXPENSE
Depreciation and amortization	629	598	391	1,227	767
Salaries and employee benefits	6,495	6,048	4,109	12,543	8,059
Occupancy	335	380	245	715	509
Data processing	565	542	355	1,107	723
Marketing	44	38	119	82	147
Professional fees	228	255	231	483	463
Acquisition expenses	—	1,104	80	1,104	225
Other operating expenses	1,864	1,597	1,398	3,461	2,719
Total noninterest expense	10,160	10,562	6,928	20,722	13,612
Income before income tax expense	4,786	3,743	2,800	8,529	5,511
Income tax expense	966	1,341	877	2,307	1,724
Net income	$3,820	$2,402	$1,923	$6,222	$3,787

EARNINGS PER SHARE
Basic earnings per share	$0.39	$0.25	$0.22	$0.64	$0.48
Diluted earnings per share	$0.39	$0.25	$0.22	$0.64	$0.47
Cash dividends declared per common share	$0.04	$0.04	$0.02	$0.08	$0.04

INVESTAR HOLDING CORPORATION
CONSOLIDATED AVERAGE BALANCE SHEET, INTEREST EARNED AND YIELD ANALYSIS
(Amounts in thousands)
(Unaudited)

	For the three months ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans	$1,269,894	$16,223	5.12%	$1,261,047	$15,626	5.03%	$914,265	$10,559	4.63%
Securities:
Taxable	224,263	1,441	2.58	206,722	1,253	2.46	165,689	1,013	2.45
Tax-exempt	33,936	203	2.40	34,688	206	2.41	29,375	186	2.54
Interest-bearing balances with banks	25,720	142	2.20	15,968	93	2.37	28,423	86	1.21
Total interest-earning assets	1,553,813	18,009	4.65	1,518,425	17,178	4.59	1,137,752	11,844	4.18
Cash and due from banks	16,690			25,526			8,213
Intangible assets	20,064			19,881			3,217
Other assets	73,312			73,438			56,919
Allowance for loan losses	(8,170)			(7,993)			(7,223)
Total assets	$1,655,709			$1,629,277			$1,198,878

Liabilities and stockholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand deposits	$372,824	$641	0.69	$360,903	$580	0.65	$291,902	$524	0.72
Savings deposits	121,174	138	0.46	120,861	137	0.46	51,474	83	0.65
Time deposits	507,039	1,647	1.30	520,891	1,536	1.20	402,271	1,220	1.22
Total interest-bearing deposits	1,001,037	2,426	0.97	1,002,655	2,253	0.91	745,647	1,827	0.98
Short-term borrowings	140,595	579	1.65	143,646	507	1.43	137,848	350	1.02
Long-term debt	106,063	684	2.59	82,641	560	2.75	39,285	365	3.73
Total interest-bearing liabilities	1,247,695	3,689	1.19	1,228,942	3,320	1.10	922,780	2,542	1.10
Noninterest-bearing deposits	222,404			216,827			116,714
Other liabilities	9,809			10,041			9,671
Stockholders’ equity	175,801			173,467			149,713
Total liability and stockholders’ equity	$1,655,709			$1,629,277			$1,198,878
Net interest income/net interest margin		$14,320	3.70%		$13,858	3.70%		$9,302	3.28%

INVESTAR HOLDING CORPORATION
CONSOLIDATED AVERAGE BALANCE SHEET, INTEREST EARNED AND YIELD ANALYSIS
(Amounts in thousands)
(Unaudited)

	For the six months ended
	June 30, 2018			June 30, 2017
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans	$1,265,495	$31,849	5.08%	$903,466	$20,563	4.59%
Securities:
Taxable	215,541	2,694	2.52	157,957	1,852	2.36
Tax-exempt	34,310	409	2.41	29,955	376	2.53
Interest-bearing balances with banks	25,118	235	1.88	26,517	146	1.12
Total interest-earning assets	1,540,464	35,187	4.61	1,117,895	22,937	4.14
Cash and due from banks	16,837			8,379
Intangible assets	19,973			3,222
Other assets	73,374			56,058
Allowance for loan losses	(8,082)			(7,174)
Total assets	$1,642,566			$1,178,380

Liabilities and stockholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$366,896	$1,220	0.67	$291,878	$1,011	0.70
Savings deposits	121,018	276	0.46	52,350	169	0.65
Time deposits	513,927	3,183	1.25	417,635	2,500	1.21
Total interest-bearing deposits	1,001,841	4,679	0.94	761,863	3,680	0.97
Short-term borrowings	142,112	1,086	1.54	129,432	633	0.99
Long-term debt	94,417	1,244	2.66	30,280	462	3.08
Total interest-bearing liabilities	1,238,370	7,009	1.14	921,575	4,775	1.04
Noninterest-bearing deposits	219,631			113,579
Other liabilities	9,924			9,532
Stockholders’ equity	174,641			133,694
Total liability and stockholders’ equity	$1,642,566			$1,178,380
Net interest income/net interest margin		$28,178	3.69%		$18,162	3.28%

INVESTAR HOLDING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except share data)
(Unaudited)

	June 30, 2018	March 31, 2018	June 30, 2017
Tangible common equity
Total stockholders’ equity	$177,230	$173,430	$150,796
Adjustments:
Goodwill	17,358	17,424	2,684
Core deposit intangible	2,494	2,617	429
Trademark intangible	100	100	100
Tangible common equity	$157,278	$153,289	$147,583
Tangible assets
Total assets	$1,697,471	$1,644,188	$1,225,526
Adjustments:
Goodwill	17,358	17,424	2,684
Core deposit intangible	2,494	2,617	429
Trademark intangible	100	100	100
Tangible assets	$1,677,519	$1,624,047	$1,222,313

Common shares outstanding	9,581,034	9,517,328	8,815,119
Tangible equity to tangible assets	9.38%	9.44%	12.07%
Book value per common share	$18.50	$18.22	$17.11
Tangible book value per common share	16.42	16.11	16.74

INVESTAR HOLDING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except share data)
(Unaudited)

		Three months ended
		6/30/2018	3/31/2018	6/30/2017
Net interest income	(a)	$14,320	$13,858	$9,302
Provision for loan losses		567	625	375
Net interest income after provision for loan losses		13,753	13,233	8,927

Noninterest income	(b)	1,193	1,072	801
Gain on sale of investment securities, net		(22)	—	(109)
Loss on sale of other real estate owned, net		4	—	10
Loss (gain) on sale of fixed assets, net		1	(90)	(1)
Core noninterest income	(d)	1,176	982	701

Core earnings before noninterest expense		14,929	14,215	9,628

Total noninterest expense	(c)	10,160	10,562	6,928
Acquisition expense		—	(1,104)	(80)
Non-routine legal expense		(89)	—	—
Core noninterest expense	(f)	10,071	9,458	6,848

Core earnings before income tax expense		4,858	4,757	2,780
Core income tax expense(1)		981	950	871
Core earnings		$3,877	$3,807	$1,909

Core basic earnings per common share		0.40	0.40	0.22

Diluted earnings per common share (GAAP)		$0.39	$0.25	$0.22
Gain on sale of investment securities, net		—	—	(0.01)
Gain on sale of fixed assets, net		—	(0.01)	—
Acquisition expense		—	0.09	0.01
Non-routine legal expense		0.01	—	—
Tax reform related re-measurement charges to income tax expense		—	0.07	—
Core diluted earnings per common share		$0.40	$0.40	$0.22

Efficiency ratio	(c) / (a+b)	65.49%	70.74%	68.57%
Core efficiency ratio	(f) / (a+d)	64.99%	63.73%	68.46%
Core return on average assets(2)		0.94%	0.95%	0.64%
Core return on average equity(2)		8.85%	8.90%	5.11%
Total average assets		$1,655,709	$1,629,277	$1,198,878
Total average stockholders’ equity		175,801	173,467	149,713

(1) Core income tax expense is calculated using the effective tax rates of 20.2% and 31.3% for the quarters ended June 30, 2018 and June 30, 2017, respectively, and 19.98% for the quarter ended March 31, 2018, prior to the one-time charges of $0.6 million to tax expense as a result of the Tax Cuts and Jobs Act.

(2) Core earnings used in calculation. No adjustments were made to average assets or average equity.